Exhibit 3.1

CERTIFICATE OF ELIMINATION

OF

8% AUTOMATICALLY CONVERTIBLE PREFERRED STOCK

OF

HALCÓN RESOURCES CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

HALCÓN RESOURCES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Pursuant to the authority conferred upon the Board of Directors of Halcón Resources Corporation (the “Company”) by the Amended and Restated Certificate of Incorporation of the Company and, pursuant to Section 151 of the DGCL, the Board of Directors designated 4,444.4511 shares of the 8% Automatically Convertible Preferred Stock (the “8% Preferred Stock”) pursuant to a Certificate of Designation, Preferences, Rights and Limitations of 8% Preferred Stock filed with the Secretary of State of the State of Delaware on March 2, 2012 (the “Certificate of Designations”).

SECOND: That at a meeting of the Board of Directors of the Company held on October 18, 2012, the following resolutions were duly adopted by the Board of Directors of the Company:

NOW THEREFORE, BE IT RESOLVED, that none of the authorized shares of 8% Preferred Stock are outstanding and none of the authorized shares of 8% Preferred Stock will be issued pursuant to the Certificate of Designations;

RESOLVED FURTHER, that the Company be, and hereby is, authorized and empowered to file with the Secretary of State of the State of Delaware a Certificate of Elimination containing these resolutions, with the effect under the DGCL of eliminating from the Amended and Restated Certificate of Incorporation of the Company all matters set forth in the Certificate of Designations with respect to the 8% Preferred Stock; and

RESOLVED FURTHER, that the executive officers the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute, deliver and file the Certificate of Elimination with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the DGCL for and on behalf of, and as the act and deed of the Company, whereupon all matters set forth in the Certificate of Designations with respect to the 8% Preferred Stock shall be eliminated from the Amended and Restated Certificate of Incorporation of the Company.

THIRD: That all provisions set forth in the Certificate of Designations of 8% Preferred Stock are hereby eliminated.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Elimination to be signed by its Executive Vice President and General Counsel as of the 30th day of November, 2012.

HALCÓN RESOURCES CORPORATION

By:	/s/ David S. Elkouri
Name:	David S. Elkouri
Title:	Executive Vice President and General Counsel

[SIGNATURE PAGE TO CERTIFICATE OF ELIMINATION]